EXHIBIT 23.1

P&F INDUSTRIES, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2006 accompanying the consolidated financial statements and schedule included in the Annual Report of P&F Industries, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements on Form S-8 of P&F Industries, Inc. and Subsidiaries, effective February 18, 1997 and June 14, 2002.

/s/ GRANT THORNTON LLP
Melville, New York
March 30, 2006